THE ASIA PACIFIC FUND, INC.
                      Three Gateway Center
                       100 Mulberry Street
                    Newark, New Jersey 07102



                                             December 1, 2008


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC  20549


     Re:  The Asia Pacific Fund, Inc. (the "Fund")
          File No. 811-04710



Ladies and Gentlemen:

     Please find enclosed the following items: (1) the Semi-Annual Report on Form N-SAR for the Fund for the six-month period ended September 30, 2008 and (2) such other information required to be included as an exhibit. The Form N-SAR was filed using the EDGAR.


                                   Very truly yours,


                                       /s/Deborah     A.     Docs
Deborah A. Docs
                                   Secretary








     This report is signed on behalf of the Registrant in the City of Newark and State of New Jersey on the 13th day of November 2008.




                   THE ASIA PACIFIC FUND, INC.





Witness:   /s/Glenda D. Noel                        By:/s/Deborah
A. Docs
           Glenda  D. Noel                                Deborah
A. Docs
                                              Secretary